INDEPENDENT AUDITOR'S REPORT

To The Shareholders and

Board of Trustees

The Industry Leaders Fund

We have audited the accompanying statement of assets and liabilities of the Industry Leaders Fund, including the schedule of portfolio investments, as of June 30, 2000, and the related statement of operations for the year then ended, the statement of changes in net assets and financial highlights for the year then ended and for the period from March 17, 1999 (commencement of operations) to June 30, 1999 in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments and cash held by the custodian as of June 30, 2000, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Industry Leaders Fund as of June 30, 2000, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for the year then ended and for the period from March 17, 1999 (commencement of operations) to June 30, 1999 in the period then ended, in conformity with generally accepted accounting principles.

McCurdy & Associates CPA's, Inc.

Westlake, Ohio

July 30, 2000